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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2003

QWEST COMMUNICATIONS INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-22609	84-1339282
(Commission File Number)	(IRS Employer Identification No.)

1801 California Street, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 303-992-1400

Not applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

        On February 19, 2003, Qwest Communications International Inc. ("Qwest" or the "Company") announced its financial results for the fourth quarter and full year of 2002. A copy of the press release announcing the same is attached as Exhibit 99.1 to this Current Report on Form 8-K.

        Note to readers: Please see the attached press release for definitions of certain terms.

        On February 19, 2003, Qwest also hosted a conference call with media, analysts, investors and other interested persons during which it discussed its results and related matters. As previously announced, a webcast of the call is accessible on Qwest's website.

        On the call or in this Current Report on Form 8-K Qwest announced the following (all numbers are approximate):

  •
  The Company plans in 2003 to invest $75 million in DSL in the 14-state region weighted toward the second half of the year, expanding the addressable base by approximately 20%

  •
  The 2002 results reported by the Company reflect adjustments primarily due to the flow through of accounting adjustments from previous periods, including a $188 million positive adjustment to revenues and a $83 million negative adjustment to earnings before interest, tax, depreciation and amortization expenses (EBITDA)

  •
  Excluding Customer Premise Equipment resale, which the Company continues to de-emphasize, business data and IP services revenue grew modestly (between 3% and 4%) on a sequential basis in the fourth quarter

  •
  Normalized cost of sales and SG&A expenses declined sequentially in the fourth quarter by $267 million (the normalizing adjustment relates to the write-off taken by the company to increase bad debt reserves for WorldCom) or 9.4% from the third quarter; approximately $150 million reflects reduction in operating expenses and progress toward achieving the previously stated goal of reducing operating expenses and capital at an annualized rate of $1.0 billion

  •
  Approximately three quarters of the $2.9 billion in capital expenditures in 2002 was spent on local voice infrastructure and the remainder was split across data and IP services, wireless, local broadband, and other services

  •
  The Company expects capital expenditures for 2003 to be between $2.5 billion and $3.0 billion with approximately 85% in support of local services, approximately 12% to 13% in support of long-distance services, and the remainder supporting other operations

  •
  The Company expects a year-over-year change to pension/other postretirement employee benefits (OPEB) charges of about $300 million, negatively impacting cost of sales and SG&A expenses. The Company plans to release 2002 pension and post-retirement medical expense assumptions in its 2002 10-K

Forward Looking Statements Warning

        This Current Report on Form 8-K contains projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by us with the SEC, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: the duration and extent of the current economic downturn in the company's 14-state local service area, including its effect on the company's customers and suppliers; the effects of the company's anticipated restatement of historical financial statements including delays in or restrictions on the company's ability to access the capital markets or other adverse effects to the company's business and financial position; the company's substantial indebtedness, and the company's inability to complete any efforts to de-lever its balance sheet through asset sales or other transactions; any adverse outcome of the SEC's current investigation into the company's accounting policies, practices and procedures; any adverse outcome of the current investigation by the U.S. Attorney's office in Denver into certain matters relating to us; adverse results of increased review and scrutiny by Congress, regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; the failure of the company's chief executive and chief financial officers to provide certain certifications relating to certain public filings; rapid and significant changes in technology and markets; any adverse developments in commercial disputes or legal proceedings, including any adverse outcome of current or future legal proceedings related to matters that are the subject of governmental investigations, and, to the extent not covered by insurance, if any, the company's inability to satisfy any resulting obligations from funds available to us, if any; the company's future ability to provide interLATA services within the company's 14-state local service area; potential fluctuations in quarterly results; volatility of the company's stock price; intense competition in the markets in which the company competes, including the likelihood of certain of the company's competitors emerging from bankruptcy court protection or otherwise reorganizing their capital structure and competing effectively against us; changes in demand for the company's products and services; dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; adverse changes in the regulatory or legislative environment affecting the company's business; and changes in the outcome of future events from the assumed outcome included in the company's significant accounting policies.

        The information contained in this Current Report on Form 8-K is a statement of Qwest's present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest's assumptions. Qwest may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Qwest's assumptions or otherwise. The cautionary statements contained or referred to in this Current Report on Form 8-K should be considered in connection with any subsequent written or oral forward-looking statements that Qwest or persons acting on its behalf may issue. This Current Report on Form 8-K may include analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility.

        Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

        By including any information in this Current Report on Form 8-K, Qwest does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        Exhibit 99.1 Press Release dated February 19, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QWEST COMMUNICATIONS INTERNATIONAL INC.
DATE: February 20, 2003	By:	/s/ YASH A. RANA Yash A. Rana Vice President

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release dated February 19, 2003.

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  Item 5. Other Events.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX